                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                   FORM 8-K/A

                       AMENDMENT TO APPLICATION OR REPORT
                 FILED PURSUANT TO SECTION 12, 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                                UNI-MARTS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                AMENDMENT NO. 1


The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current
Report on Form 8-K filed on May 8, 2000.

     Item 7.  Consolidated Financial Statements and Pro Forma
              Financial Information

              Report of Independent Certified Public Accountants

              Combined Financial Statements of The Orloski Group

              Pro Forma Condensed Combined Financial Information

              Exhibits

ITEM 7.     COMBINED FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL
            INFORMATION


PAGE(S)
     (a)  Combined Financial Statements of The Orloski Group

               Report of Parente Randolph, P.C., independent
                 certified public accountants                         5

               Combined Balance Sheets - March 31, 2000 and
                 December 31, 1999                                    6

               Combined Statement of Operations - Three Months
                 Ended March 31, 2000 and Year Ended December
                 31, 2000                                             7

               Combined Statements of Cash Flows - Three Months
                 Ended March 31, 2000 and Year Ended December
                 31, 2000                                             8

               Notes to Combined Financial Statements                9-22

     (b) Pro Forma Condensed Consolidated Financial Information of Uni-Marts, Inc.

              Introductory Information                               23

              Pro Forma Condensed Consolidated Balance Sheet -
                September 30, 1999                                   24

              Pro Forma Condensed Consolidated Statements of
                Operations - Two Quarters Ended March 31, 2000
                And Year Ended September 30, 1999                   25-26

              Notes to Pro Forma Condensed Consolidated
                Financial Information                               27-29

     (c)  Exhibits:

          EXHIBIT NUMBER
          --------------

               23     Consent of Parente Randolph, P.C.              31

                               The Orloski Group
                       ________________________________

                         Combined Financial Statements
                   For The Three Months Ended March 31, 2000
                                       &
                         Year Ended December 31, 1999
                                       &
                         Independent Auditors' Report

                               Table of Contents



PAGE

Independent Auditors' Report                                  2

Combined Financial Statements:

  Balance Sheet                                               3

  Statement of Operations and Retained Earnings               4

  Statement of Cash Flows                                     5

  Notes to Financial Statements                               6



























                                      -1-

PARENTE RANDOLPH




                         Independent Auditors' Report






To the Equity Members of
The Orloski Group:


We have audited the combined balance sheet of The Orloski Group (the "Company") as of December 31, 1999, and the related combined statements of operations and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted accounting standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1999, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.





/s/ Parente Randolph, PC
---------------------------
Wilkes-Barre, Pennsylvania
May 22, 2000










                                      -2-
                                      -5-
<PAGE

                                                   THE ORLOSKI GROUP

                                                 COMBINED BALANCE SHEET
                                          MARCH 31, 2000 AND DECEMBER 31, 1999
                                     (UNAUDITED)
(UNAUDITED)
                                      MARCH 31,   DECEMBER 31,                                  MARCH 31,   DECEMBER 31,
                                        2000         1999                                         2000          1999
                                        ----         ----                                         ----          ----

                             ASSETS                                 LIABILITIES
AND EQUITY
CURRENT ASSETS:                                                   CURRENT
LIABILITIES:
  Cash and cash equivalents         $ 5,012,767   $ 4,868,403       Current portion of:
  Accounts receivable(net of                                          Note payable           $   555,000   $   550,000
   allowance for uncorrectable                                        Bonds payable              780,000       780,000
   accounts of $33,000)               1,493,963     1,288,963       Accounts payable           3,793,941     4,084,909
  Current portion of mortgages and                                  Fuel and other             1,466,684     1,637,934
    notes receivable                     85,422        91,083         taxes payable
                                                                    Other liabilities            477,935       552,406
  Inventories                         1,806,405     1,975,251                                ------------  ------------
  Prepaid and other current assets      491,933       441,021
                                    -----------   -----------
          Total current assets        8,890,490     8,664,721       Total current liabilities  7,068,560     7,605,249

PROPERTY AND EQUIPMENT, NET          19,276,707    19,724,505      DEFERRED REVENUE            3,670,603     3,744,349

OTHER ASSETS                            327,847       343,016      LONG-TERM DEBT,
                                                                     Bonds payable            16,505,000    16,505,000
REAL ESTATE HELD FOR INVESTMENT         588,176       588,176
                                   ------------  ------------
                                                                          Total liabilities   27,244,163    27,854,598
MORTAGE AND NOTES RECEIVABLE            177,210       189,198                               ------------  ------------
                                                                   EQUITY:
                                                                     Common Stock                294,721       294,721
                                                                     Retained earnings         1,721,546     1,360,297
                                                                                            ------------  ------------
                                                                          Total equity         2,016,267     1,655,018
                                    -----------   -----------                               ------------  ------------
                         TOTAL      $29,260,430   $29,509,616                       TOTAL    $29,260,430   $29,509,616
                                    ===========   ===========                               ===========   ===========

                                                          -3-
                                                          -6-

                                   THE ORLOSKI GROUP

                           COMBINED STATEMENT OF OPERATIONS
                                AND RETAINED EARNINGS
                       FOR THE THREE MONTHS ENDED MARCH 31, 2000
                           AND YEAR ENDED DECEMBER 31, 1999

                                                   (UNAUDITED)
                                                     MARCH 31,    DECEMBER
31,
                                                      2000           1999
                                                      ----           ----
SALES                                            $ 21,443,626    $ 77,868,891

COST OF GOODS SOLD                                 16,852,213      59,554,068
                                                 ------------    ------------
GROSS PROFIT                                        4,591,413      18,314,823

OPERATING EXPENSES                                  3,757,113      15,498,357
                                                 ------------    ------------

INCOME FROM OPERATIONS                                834,300       2,816,466

OTHER INCOME (EXPENSE)                                 38,740         (55,768)
                                                 ------------    ------------

NET INCOME                                            873,040       2,760,698

RETAINED EARNINGS, BEGINNING                        1,360,297        (340,163)

STOCKHOLDERS' DISTRIBUTIONS                          (511,791)     (1,060,238)
                                                 ------------    ------------

RETAINED EARNINGS, ENDING                        $  1,721,546    $  1,360,297
                                                 ============    ============


















                          See Notes to Financial Statements
                                          -4-

                                   THE ORLOSKI GROUP

                           COMBINED STATEMENT OF CASH FLOWS
                      FOR THE THREE MONTHS ENDED MARCH 31, 2000
                           AND YEAR ENDED DECEMBER 31, 1999
                                                 (UNAUDITED)
                                                   MARCH 31,      DECEMBER 31,
                                                     2000            1999
                                                     ----            ----
CASH FLOWS FROM OPERATING ACTIVITIES:
  New income                                      $  873,040      $ 2,760,698
  Adjustment to reconcile net income to net cash
    provided by operating activities:
      Depreciation and amortization                  496,647        1,941,656
      Loss from sale of equipment                          -           31,773
      Write-off of notes and accounts receivable           -          125,302
      Changes in assets and liabilities:
        Accounts receivable                         (205,000)        (407,244)
        Inventories                                  168,846         (412,104)
        Prepaid and other current assets             (50,912)          94,700
        Other assets                                       -          (31,910)
        Accounts payable                            (290,968)       1,072,701
        Fuel and other taxes payable                (171,250)         168,107
        Other liabilities                            (74,471)         162,628
        Deferred revenue                             (73,746)        (330,569)
                                                  ----------      -----------
          Net cash provided by operating activities  672,186        5,175,738
                                                  ----------      -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                 (33,680)      (1,515,052)
  Purchase of real estate held for investment              -         (588,176)
  Repayment of mortgage and notes receivable          17,649          176,151
  Proceeds from sale of equipment                          -           3,833
                                                  ----------      -----------
          Net cash used in investing activities      (16,031)      (1,923,244)
                                                  ----------      -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayment of long-term dept                              -       (1,487,492)
  Stockholders' distributions                       (511,791)      (1,060,238)
  Proceeds from note payable                               -          550,000
                                                  ----------      -----------
          Net cash used in financing activities     (511,791)      (1,997,730)
                                                  ----------      -----------
INCREASE IN CASH AND CASH EQUIVALENTS                144,364        1,254,764

CASH AND CASH EQUIVALENTS, BEGINNING               4,868,403        3,613,639
                                                  ----------      -----------
CASH AND CASH EQUIVALENTS, ENDING                 $5,012,767      $ 4,868,403
                                                  ==========      ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION,
    Interest paid                                 $  211,882      $ 1,010,805
                                                  ==========      ===========

                          See Notes to Financial Statements
                                         -5-

                                  THE ORLOSKI GROUP

                        NOTE TO COMBINED FINANCIAL STATEMENTS

1.  NAUTURE OF OPERATIONS AND SUMMARY OF
    SIGNIFICANT ACCOUNTING POLICIES

    Nature Of Operations

      The Orloski Group (the "Company") is comprised of the following entities:

          *Orloski Service Stations, Inc. ("OSS"), an S corporation
          *Gracedale Properties, Inc ("GPI"), an S corporation
          *Blakeslee Corner, Inc. ("BCI"), an S corporation
          *Operating real estate assets and liabilities of Frank and Adeline
            Orloski ("OREA"), transacting business as individuals, used in the operations of OSS.

      The Company is a wholesaler and retailer of petroleum products and operator of convenience stores located in Northeastern Pennsylvania. OSS is the operating company with all other entities being owners of real estate utilized by OSS. All intercompany transactions and balances have been eliminated in the accompanying combined financial statements.

   USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   INVENTORIES

     Inventories consisting of petroleum and consumer products are recorded at the lower of cost or market using the first-in, first-out method.

   PROPERTY AND EQUIPMENT AND DEPRECIATION

     Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.












                                         -6-

THE ORLOSKI GROUP
NOTE TO COMBINED FINANCIAL STATEMENTS


   CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

   OTHER ASSETS

     Included in other assets are the following:

       Franchise fees and trademarks amortized using the straight-line method between 5 and 15 years.

       Prepaid rental agreement amortized using the straight-line method over 20 years.

       Deferred financing costs amortized using the straight-line method over 15 years.

   REAL ESTATE HELD FOR INVESTMENT

     Real estate held for investment is recorded at cost which approximates fair value.

   ADVERTISING

     Advertising costs are charged to expense when incurred and approximated $31,000 in 2000 (unaudited) and $169,000 in 1999.

   INCOME TAXES

     The members of the Company are treated as pass-through entities for income tax purposes. This treatment requires the members to reflect the taxable income of the Company in their personal income tax returns. No provision for income taxes is included in these financial statements since such liabilities, if any, are the responsibility of the members.

   INTERIM FINANCIAL STATEMENTS

     The March 31, 2000 financial statements contain all the adjustments that management considers necessary for a fair presentation of financial position and results of operation. There were no adjustments other than normal recurring accruals.











                                         -7-

THE ORLOSKI GROUP
NOTE TO COMBINED FINANCIAL STATEMENTS


2.  MORTGAGE AND NOTES RECEIVABLE

    The Company periodically advances cash to its customers to assist them in purchasing fixed assets or for renovations to customers' operations. Repayment terms vary by customer but normally are based on a fixed monthly payment or a rate per gallon for fuel purchases. The notes include interest rates varying from 6% to 7.5% and are generally secured by equipment. The current portion is based on the fixed repayment amounts or an estimate of future sales to customers with repayment terms based on gallons purchased. Mortgage and notes receivable at March 31, 2000 and December 31, 1999 are as follows:

                                                 (UNAUDITED)
                                                   MARCH 31,     DECEMBER 31,
                                                    2000            1999
                                                    ----            ----

      Mortgage and notes receivable                $262,632       $280,281
      Less current portion                           85,422         91,083
                                                   --------       --------

      Noncurrent portion                           $177,210       $189,198
                                                   ========       ========

    Management has not provided a reserve for un-collectible mortgages and notes receivable. Consequently, it is reasonably possible that the net realizable value of these amounts may change in the next year.

3.  INVENTORIES

    Inventories consist of the following at March 31, 2000 and December 31, 1999:

                                                 (UNAUDITED)
                                                   MARCH 31,     DECEMBER 31,
                                                     2000           1999
                                                     ----           ----

      Consumer products                           $1,208,301     $1,290,029
      Petroleum                                      598,104        685,222
                                                  ----------     ----------

               Total                              $1,806,405     $1,975,251
                                                  ==========     ==========









                                         -8-

THE ORLOSKI GROUP
NOTE TO COMBINED FINANCIAL STATEMENTS


4.  PROPERTY AND EQUIPMENT, NET

    The composition of property and equipment is as follows at March 31, 2000 and December 31, 1999:


                                                    (UNAUDITED)
                                                     MARCH 31,    DECEMBER 31,
                                                       2000           1999
                                                       ----           ----

      Land                                         $ 4,116,460    $ 4,116,460
      Buildings                                     11,510,568     11,510,568
      Improvements                                   3,803,334      3,803,334
      Equipment, furniture and fixtures             16,239,385     16,227,383
      Vehicles                                         671,373        671,373
      Construction in progress                         358,721        358,721
                                                   -----------    -----------

               Total                                36,699,841     36,687,839

      Less accumulated depreciation                 17,423,134     16,963,334
                                                   -----------    -----------

                 Property and equipment, net       $19,276,707    $19,724,505
                                                   ===========    ===========

    Depreciation was $481,478 (unaudited) in 2000 and $1,924,955 in 1999.

























                                         -9-

THE ORLOSKI GROUP
NOTE TO COMBINED FINANCIAL STATEMENTS


5.  OTHER ASSETS

    Other assets consist of the following at March 31, 2000 and December 31, 1999:

                                                   (UNAUDITED)
                                                    MARCH 31,     DECEMBER 31,
                                                       2000           1999
                                                       ----           ----
      [S]                                           [C]            [C]
      Franchise fees and trademarks                 $ 26,242       $ 26,242
      Accumulated amortization                       (10,178)        (9,366)
                                                    --------       --------
      Franchise fees and trademarks, net              16,064         16,876
                                                    --------       --------
      Prepaid rental agreement                       157,500        157,500
      Accumulated amortization                       (12,636)        (1,313)
                                                    --------       --------
      Prepaid rental agreement, net                  144,864        156,187
                                                    --------       --------
      Deferred financing costs                       182,092        182,092
      Accumulated amortization                       (15,173)       (12,139)
                                                    --------       --------

      Deferred financing costs, net                  166,919        169,953
                                                    --------       --------

                    Total                           $327,847       $343,016
                                                    ========       ========

    Amortization was $15,169 (unaudited) in 2000 and $16,701 in 1999.

6.  BONDS PAYABLE

    In December 1998, the Company issued Taxable Variable Rate Demand/Fixed Rate Revenue Bonds, Series of 1998 (the "Bonds") under the terms of a Trust Indenture with The First National Bank of Maryland. The proceeds were used to refinance existing indebtedness and reimburse the Company for capital expenditures and the cost of issuance.














                                         -10-

THE ORLOSKI GROUP
NOTE TO COMBINED FINANCIAL STATEMENTS


    Security for the Bonds is an Irrevocable Letter of Credit (the "Letter of Credit") issued by First Union National Bank, N.A. Substantially all assets of the Company and the personal guarantee of the majority stockholder of OSS and his spouse secure the Letter of Credit. To maintain the Letter of Credit, the Company must pay an annual fee, in advance, equal to .7% of the outstanding balance of the Bonds plus forty-six days of accrued interest. The Letter of Credit has an initial term of seven years with an optional annual renewal.

    The Bonds are subject to a demand provision whereby bondholders may submit bonds for repayment at face value at any time. Bonds so submitted are subject to the terms of a Re-marketing Agreement (the "Agreement") with First Union Capital Markets ("First Union"). Under the terms of the Agreement, First Union, in the event of a demand for repayment by a bondholder, will immediately re-market the bonds under substantially the same variable rate terms. The Bonds are also subject to annual redemptions, with a final redemption in November 2013.

    The Bonds bear interest at a floating rate (maximum of 17%), adjusted weekly, that is approximately equal to 120% of the interest rate per annum of high quality thirty-day commercial paper as reported by The Wall Street Journal.

                                                 (UNAUDITED)
                                                   MARCH 31,      DECEMBER 31,
                                                     2000           1999
                                                     ----           ----

      Bonds payable                              $17,285,000      $17,285,000

      Less current portion                           780,000          780,000
                                                 -----------      -----------

      Long-term debt                             $16,505,000      $16,505,000
                                                 ===========      ===========

    Scheduled repayments on the Bonds are as follows:

      YEAR ENDING DECEMBER 31:
      ------------------------
        2000                               $   780,000
        2001                                   835,000
        2002                                   890,000
        2003                                   955,000
        2004                                 1,010,000
        Thereafter                          12,815,000
                                           -----------
                 Total                     $17,285,000
                                           ===========




                                         -11-

THE ORLOSKI GROUP
NOTE TO COMBINED FINANCIAL STATEMENTS


7.  NOTE PAYABLE

    The note payable consists of amounts borrowed under a line of credit agreement with a bank. The amounts are due on demand and bear interest at the prime rate.

8.  DEFERRED REVENUE

    The Company has an agreement with its major fuel supplier to purchase 550,000,000 gallons of fuel over a ten-year period that expires December 31, 2008. In exchange, the supplier provided $5,340,000 in incentives to rebrand its stores and for use in its operations. The Company is required to repay the unused portion of this incentive if the terms of the agreement are not met. The portion of the incentive which was not used for capital expenditures has been deferred and is being amortized over the life of the agreement based on the annual gallons used by the Company over the total requirement of 550,000,000.

                                                 (UNAUDITED)
                                                   MARCH 31,      DECEMBER 31,
                                                    2000             1999
                                                    ----             ----

      Original balance                            $4,387,602      $4,387,602
      Accumulated amortization                       716,999         643,253
                                                  ----------      ----------

      Balance                                     $3,670,603      $3,744,349
                                                  ==========      ==========

    Amortization was $73,746 (unaudited) in 2000 and $330,560 in 1999.






















                                         -12-

THE ORLOSKI GROUP
NOTE TO COMBINED FINANCIAL STATEMENTS


9.  EQUITY

    Equity at March 31, 2000 and December 31, 1999 consists of the following:
                                                   (UNAUDITED)
                                                    MARCH 31,     DECEMBER 31,
                                                      2000           1999
                                                      ----           ----
      COMMON STOCK:
        Orloski's Service Stations, Inc.,
          Common stock, 10,000 shares authorized,
            2,500 shares of $10 par value issued
            and outstanding                        $   25,000      $   25,000

      Gracedale Properties, Inc.,
        Common stock, 10,000 shares authorized,
          600 shares of no par value issued and
          outstanding                                 269,121         269,121

      Blakeslee Corner, Inc.,
        Common stock, 10,000 shares authorized,
          600 shares of no par value issued and
          outstanding                                     600             600
                                                   ----------      ----------
            Total common stock                        294,721         294,721
                                                   ----------      ----------

    RETAINED EARNINGS (DEFICIT):
      Orloski's Service Stations, Inc.              2,977,926       2,527,852
      Gracedale Properties, Inc.                      264,304         283,258
      Blakeslee Corner, Inc.                          (11,592)        (23,862)
      OREA                                         (1,509,092)     (1,426,951)
                                                   ----------      ----------
            Total retained earnings                 1,721,546       1,360,297
                                                   ----------      ----------

      EQUITY                                       $2,016,267      $1,655,018
                                                   ==========      ==========












                                         -13-

THE ORLOSKI GROUP
NOTE TO COMBINED FINANCIAL STATEMENTS


10.  PENSION PLAN

    The Company sponsors a qualified pension plan for its employees. The following tables provide a reconciliation of the changes in the plan's benefit obligations and fair value of plan assets for the year ended December 31, 1999:

      Change in benefit obligation:
        Benefit obligation, January 1                $ 1,675,284
           Service cost                                  160,442
           Interest cost                                 111,478
           Participant contributions                           -
           Plan amendments                                     -
           Actuarial (gain) loss                         (55,255)
           Benefit payments                              (54,973)
                                                      ----------
         Benefit obligation, December 31              $1,836,976
                                                      ==========

       Change in fair value of plan assets:
         Fair value of plan assets, January 1         $2,342,714
           Actual return on plan assets                  531,084
           Employer contributions                        131,659
           Participant contributions                           -
           Benefit payments                              (54,973)
                                                      ----------
         Fair value of plan assets, December 31       $2,950,484
                                                      ==========

      Funded status:
        Funded status                                 $1,113,508
        Unrecognized transition (asset) obligation       (88,148)
        Unrecognized prior-service cost                        -
        Unrecognized (gain) loss                        (641,203)
                                                      ----------
        Net amount recognized                         $  384,157
                                                      ==========

    Prepaid pension cost recognized in the balance sheet at March 31, 2000 and December 31, 1999 was $384,157, and is included in prepaid and other current assets.













                                         -14-

THE ORLOSKI GROUP
NOTE TO COMBINED FINANCIAL STATEMENTS


    The components of net periodic pension cost for the year ended December 31, 1999, are as follow:

      Service cost                                       $160,442
      Interest cost                                       111,478
      Expected return on plan assets                     (167,301)
      Amortization of transition asset                     (6,296)
      Amortization of prior-service cost                   (2,877)
                                                         --------

      Net periodic pension cost                          $ 95,446
                                                         ========


    Prior-service costs are amortized on a straight-line basis over the average remaining service period of active participants. Gains and losses in excess of 10% of the greater of the benefit obligation and the market-related value of assets are amortized over the average remaining service period of active participants.

    Assumptions used in the measurement of the Company's benefit obligations at December 31, 1999 are as follows:

      Weighted-average assumptions:
        Discount rate                                       7.0%
        Expected return on plan assets                      7.0
        Rate of compensation increase                       6.0


























                                         -15-

THE ORLOSKI GROUP
NOTE TO COMBINED FINANCIAL STATEMENTS


11.  OPERATING LEASES

     The Company leases land and premises from unrelated third parties, which are classified as operating leases. Rent expense approximated $29,000
     (unaudited) in 2000 and $117,000 in 1999.


     Future minimum lease payments are as follows:
       YEAR ENDING DECEMBER 31:
       ------------------------
         2000                               $  112,000
         2001                                  112,000
         2002                                  106,000
         2003                                   87,000
         2004                                   92,000
         Thereafter                          1,422,000
                                            ----------
                   Total                    $1,931,000
                                            ==========


12.  OTHER INCOME (EXPENSE)

     Other income (expense) consists of the following in 2000 and 1999:
                                              (UNAUDITED)
                                               MARCH 31,      DECEMBER 31,
                                                 2000              1999
                                                 ----              ----
       Commissions                             $136,765       $  579,788
       Interest income                           53,271          197,305
       Other                                     23,101          283,871
       Interest expense                        (174,397)      (1,084,959)
       Loss from sale of equipment                    -          (31,773)
                                               --------       ----------
            Total                              $ 38,740       $  (55,768)
                                               ========       ==========











                                         -16-

THE ORLOSKI GROUP
NOTE TO COMBINED FINANCIAL STATEMENTS


13.  CONCENTRATION OF CREDIT RISK

     The Federal Deposit Insurance Corporation insures deposits wit any one financial institution to $100,000. The Company periodically has cash balances with financial institutions in excess of the insured amount.

14.  DERIVATIVE FINANCIAL INSTRUMENTS

     The Company entered into an interest rate swap agreement, which is considered a derivative financial instrument, to hedge its variable rate interest rate payment on the $17,285,000 bonds payable (Note 6). That agreement is used to reduce the potential impact of increases in interest rates on the Company's floating-rate long-term note. The agreement entitles the Company to receive from counterparties, on a monthly basis, the amount of any interest paid by the Company in excess of 6.7%. The derivative is not used for trading purposes and involves little complexity. The notional amount of the interest rate swap agreement is $17,285,000.

     The interest rate swap agreement is secured by the guarantee of the majority stockholder of OSS and his spouse.

     The Company is exposed to credit losses if the counterparties to its interest rate swap agreement fail to perform. However, there is no significant off-balance-sheet credit risk relating to the agreements. The Company monitors the credit standing of the counterparties but does not obtain collateral or other security to ensure performance.


























                                         -17-

THE ORLOSKI GROUP
NOTE TO COMBINED FINANCIAL STATEMENTS


15.  FINANCIAL INSTRUMENTS

     The carrying amount and estimated fair value of the Company's financial instruments at March 31, 2000 and December 31, 1999 are as follows:

                                     (UNAUDITED)
                                    MARCH 31, 2000        DECEMBER 31, 1999

                                CARRYING     FAIR        CARRYING      FAIR
                                 AMOUNT      VALUE        AMOUNT       VALUE
                                 ------      -----        ------       -----
       ASSET:
         Cash and cash
          Equivalents          $5,012,767  $5,012,767   $4,868,403  $4,868,403
         Mortgage and notes
          Receivable              262,632     262,632      280,281     280,281

       LIABILITIES:
         Bonds payable         17,285,000  17,285,000   17,285,000  17,285,000
         Notes payable            550,000     550,000      550,000     550,000

     Fair values were determined as follows:

       Cash and cash equivalents, mortgage and notes receivable, bonds and note payable: the carrying amounts approximate fair value.


16.  CONTINGENCIES

     The Company is subject to a variety of environmental and pollution control laws and regulations. It has been named a potentially responsible party at one location. Due to evolving remediation technology, changing regulations, possible third party contributions, the inherent shortcomings of the estimation process and other factors, it is not possible to estimate a meaningful range of possible exposure. The Company is also subject to other legal proceedings and claims, which arise, in the ordinary course of business Management believes that these environmental and other legal matters individually or in the aggregate will not have a material adverse effect on financial position or results of operations.











                                         -18-

THE ORLOSKI GROUP
NOTE TO COMBINED FINANCIAL STATEMENTS


17.  SUBSEQUENT EVENT

    On April 21, 2000, the Company sold substantially all of its operating assets to Uni-Marts, Inc. for cash, the assumption of the fuel supplier obligation (Note 8) and other consideration.
















































                                         -19-

                                   UNI-MARTS, INC.
                PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                     (UNAUDITED)


The following unaudited pro forma condensed consolidated balance sheet dated September 30, 1999 assumes that the April 2000 purchase of operating assets from Orloski Service Station, Inc. and its owners (collectively "OSSI") by Uni-Marts, Inc. and certain wholly owned affiliates (collectively "Uni-Marts" or the "Company") occurred on September 30, 1999. The allocation of the purchase price to individual assets and liabilities is preliminary pending the finalization of fair value information.

In addition, unaudited pro forma consolidated statements of operations for the fiscal year ended September 30, 1999 and the two quarters ended March 30, 2000 are included, which assumes that the purchase occurred on October 1, 1998, the beginning of Uni-Marts' fiscal year.

The unaudited pro forma results do not purport to be indicative of the results of operations that would have been obtained if the purchase occurred on October 1, 1998 nor are they necessarily indicative of the future results of operations of Uni-Marts. These statements should be read in conjunction with Uni-Marts' historical financial statements and related notes thereto.

                                    UNI-MARTS, INC
                    PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                          (UNAUDITED, AMOUNTS IN THOUSANDS)
                                  SEPTEMBER 30, 1999
                         Uni-Marts        OSSI         Pro Forma    Uni-Marts
                        Historical     Historical     Adjustments   ProForma
                        ----------     ----------     -----------   ---------
     ASSETS
     ------
  Current assets           $20,856       $ 8,665    (a)($ 9,798)     $ 19,723

  Property, equipment and
    improvements, net       61,713        20,313    (a)  19,262       101,288

  Intangible assets          3,943                  (a)   4,011         7,954

  Other assets               1,963           532    (a)(    532)        1,963
                           -------       -------                     --------

  TOTAL ASSETS             $88,475       $29,510                     $130,928
                           =======       =======                     ========

  LIABILITIES AND STOCKHOLDERS' EQUITY
  ------------------------------------

  Current liabilities      $21,396       $ 7,605    (a)   4,922      $ 24,079

  Long-term debt, less
    current maturities      33,265        16,505    (a)( 20,765)       70,535

  Obligations under capital
    leases, less current
    obligations                876                                        876

  Deferred income and other
    Liabilities              4,992         3,744    (a)   1,244         7,492

  Stockholders' Equity:
    Common stock               733           295    (a)     295           733
    Other stockholders'
    Equity                  27,213         1,361    (a)   1,361        27,213
                           -------       -------        -------      --------
                            27,946         1,656          1,656        27,946
                           -------       -------        -------      --------
TOTAL LIABILITIES AND      $88,475       $29,510        $     0      $130,928
  STOCKHOLDERS' EQUITY     =======       =======        =======      ========







         See notes to pro forma condensed consolidated financial information

                                   UNI-MARTS, INC.
               PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
               (UNAUDITED, AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                            YEAR ENDED SEPTEMBER 30, 1999

                            Uni-Marts      OSSI         Pro Forma    Uni-Marts
                           Historical   Historical     Adjustments   ProForma
                           ----------   ----------     -----------   ---------
Revenues                    $252,305      $77,813     (1) ($  100)    $330,218

Costs and Expenses:
 Cost of sales               185,285       56,854     (2) (   417)     241,722
 Selling                      52,568       12,472     (3)   1,037       66,077
 General and administrative    7,509        2,700     (4) ( 1,975)       8,234
 Depreciation and
  amortization                 5,968        1,941     (5)     144        8,053
 Interest                      3,950        1,085     (6)   2,910        7,945
 Asset impairment provision      208                                       208
                            --------      -------          ------     --------


Total costs and expenses     255,488       75,052           1,699      332,239
                            --------      -------          ------     --------


Earnings (loss) before
  income taxes             (   3,183)       2,761         ( 1,599)  (   2,021)

Income tax provision
  (benefit)                (     948)                 (7)     140   (     808)
                            --------      -------          ------    --------


Net earnings (loss)        ($  2,235)     $ 2,761         ($ 1,739) (  $1,213)
                            ========      =======          =======   ========


Earnings (loss) per share  ($   0.32)                               ($   0.18)
                            ========                                 ========

Weighted average number
 of common shares
 outstanding                   6,887                                    6,887
                            ========                                 ========



-------------
The pro forma adjustments above do not include anticipated revenue increases of $380,000 related to pricing of tobacco products, reductions of $403,000 in the cost of merchandise purchases and anticipated operating cost reductions of $746,000.


         See notes to pro forma condensed consolidated financial information

                                   UNI-MARTS, INC.
               PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
               (UNAUDITED, AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                          TWO QUARTERS ENDED MARCH 30, 2000

                            Uni-Marts      OSSI         Pro Forma    Uni-Marts
                           Historical   Historical     Adjustments   ProForma
                           ----------   ----------     -----------   ---------
Revenues                    $138,876      $43,801    (8) ($    50)   $182,727

Costs and Expenses:
 Cost of sales               107,090       34,429    (9) (    209)    141,310
 Selling                      24,423        6,082   (10)      519      31,024
 General and administrative    3,162        1,027   (11) (    987)      3,202
 Depreciation and
  amortization                 2,879          803   (12)      240       3,922
Interest                       1,912          455   (13)    1,542       3,909
                            --------      -------         -------    --------
Total costs and expenses     139,466       42,796           1,105     183,367
                            --------      -------         -------    --------

Earnings (loss) before
 income taxes              (     590)       1,005        (  1,055)  (     640)

Income tax provision
    (benefit)              (     177)               (14) (     79)  (     256)
                            --------      -------         -------    --------

Net earnings (loss)        ($    413)     $ 1,005        ($   976)  ($    384)
                            ========      =======         =======    ========

Earnings (loss) per share  ($   0.06)                               ($   0.05)
                            ========                                 ========
Weighted average number
 of common shares
 outstanding                   6,982                                    6,982
                            ========                                 ========










-------------
The pro forma adjustments above do not include anticipated revenue increases of $190,000 related to pricing of tobacco products, reductions of $222,000 in the cost of merchandise purchases and anticipated operating coast reductions of $373,000.


         See notes to pro forma condensed consolidated financial information

                                   UNI-MARTS, INC.
            NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                     (UNAUDITED)


(a) On April 21, 2000, pursuant to an asset purchase agreement dated February 23, 2000, Uni-Marts purchased the operating assets of OSSI for approximately $43.1 million in cash, including professional fees of $1.3 million, and the assumption of $2.5 million of OSSI debt. The funds utilized to acquire the OSSI assets were provided by four loans from affiliates of Franchise Finance Corporation of America ("FFCA") aggregating $39.7 million less $1.3 million in debt costs and from $2.9 million of the Company's cash and a deferred payment of $1.5 million for inventory.


The pro forma entries below present the effect of the asset purchase on the consolidated balance sheet of Uni-Marts at September 30, 1999.

                                                                    DR (CR)
Current Assets - OSSI assets not purchased
                 (cash and prepaid expenses)                      ($  6,942)
               - Use of Uni-Marts cash                            (   2,856)
                                                                   --------
                                                                  ($  9,798)
                                                                   ========
Property, Equipment and Improvements, Net
               - Eliminate net book value of OSSI fixed assets    ($ 20,313)
               - Add Uni-Marts cost of acquired fixed assets         39,575
                                                                   --------
                                                                   $ 19,262
                                                                   ========
Intangible Assets - Goodwill                                       $  4,011
                                                                   ========
Other Assets - OSSI assets not purchased                          ($    532)
                                                                   ========
Current Liabilities - OSSI liabilities not assumed                 $  7,605
                    - Amount due OSSI for inventory purchased     (   1,567)
                    - Current portion of borrowings from FFCA     (   1,116)
                                                                   --------
                                                                   $  4,922
                                                                   ========
Long-Term Debt - Eliminate OSSI debt not assumed                   $ 16,505
               - Add balance of borrowings from FFCA              (  37,270)
                                                                   --------
                                                                  ($ 20,765)
                                                                   ========
Deferred Income and Other Liabilities - Eliminate part
    of deferred income                                             $  1,244
                                                                   ========
Common Stock - Eliminate OSSI common stock                         $    295
                                                                   ========
Other Stockholders' Equity - Eliminate balance of OSSI
    stockholder equity                                             $  1,361
                                                                   ========

                                      UNI-MARTS, INC.
             NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                       (UNAUDITED)

(b) The following adjustments present the effect of the asset purchase on Uni-Marts' statements of operations for the year ended September 30, 1999 and the two quarters ended March 30, 2000 assuming the purchase was consummated on October 1, 1998. The historical information for OSSI for the year ended September 30, 1999 is the historical information for the year ended December 31, 1999. The historical information for OSSI for the two quarters ended March 30, 2000 is the information for that period. The information for the quarter ended December 31, 1999 is therefore included in the statements of operations for both periods presented.

                                                                         DR
(CR)
(1)  Revenues:
       Increased rental income on leased properties                     (  100)
                                                                         =====
(2)  Cost of Sales:
       Lower priced supply contracts for acquired stores                (   67)
       Reclass shortages to selling expense                             (  350)
                                                                         -----
                                                                        (  417)
                                                                         =====
(3)  Selling Expenses:
       Reclass shortages from Cost of Sales                                350
       Reclass regional expenses from general and
         administrative expense                                            752
       Eliminate amortization expense for intangible asset
         not purchased                                                  (   65)
                                                                         -----
                                                                         1,037
                                                                         =====
(4)  General and Administrative Expense:
       Reclass regional expenses to Selling Expenses                    (  752)
       Reduce OSSI general office expenses                              (1,000)
       Eliminate pension and capital stock tax expenses                 (  223)
                                                                         -----
                                                                        (1,975)
                                                                         =====
(5)  Depreciation and Amortization Expense:
       Eliminate existing depreciation and amortization                 (1,941)
       Add depreciation of fixed assets at new cost                      1,872
       Add amortization of intangible assets over 15 years                 213
                                                                         -----
                                                                           144
                                                                         =====
(6)  Interest Expense:
       Eliminate OSSI interest expense                                  (1,085)
       Add interest on new borrowing                                     3,995
                                                                         -----
                                                                         2,910
                                                                         =====
(7)  Income Tax Provision:
       Adjust income tax rate to 40%                                       140
                                                                         =====

                                    UNI-MARTS, INC.
            NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                     (UNAUDITED)
(8)  Revenues:
       Increased rental income on leased properties                   (   50)
                                                                       =====
(9)  Cost of Sales:
       Lower priced supply contracts                                  (   34)
       Reclass shortages to selling expense                           (  175)
                                                                       -----
                                                                      (  209)
                                                                       =====
(10) Selling Expenses:
       Reclass shortages from cost of sales                              175
       Reclass regional expenses from general and administrative
         expense                                                         376
       Eliminate amortization expense for intangible asset not
         purchased                                                    (   32)
                                                                       -----
                                                                         519
                                                                       =====
(11) General and Administrative Expense:
       Reclass regional expenses to selling expenses                  (  376)
       Reduce OSSI general office expenses                            (  500)
       Eliminate pension and capital stock tax expenses               (  111)
                                                                       -----
                                                                      (  987)
                                                                       =====
(12) Depreciation and Amortization Expense:
       Eliminate existing depreciation and amortization               (  803)
       Add depreciation of fixed assets at new cost                      936
       Add amortization of intangible assets over 15 years               107
                                                                       -----
                                                                         240
                                                                       =====
(13) Interest Expense:
       Eliminate OSSI interest expense                                (  455)
       Add interest on new borrowing                                   1,997
                                                                       -----
                                                                       1,542
                                                                       =====
(14) Income Tax Provision:
       Adjust income tax rate to 40%                                  (   79)
                                                                       =====

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.
                                              UNI-MARTS, INC.
                                               (Registrant)


Date:  July 05, 2000                          By:/s/ N. Gregory Petrick
                                                 ----------------------------
                                                 N. Gregory Petrick
                                                 Senior Vice President and
                                                 Chief Financial Officer

EXHIBIT  23 - CONSENT OF PARENTE RANDOLPH, P.C.



                            Independent Auditors' Consent


Board of Directors and
Stockholders of Uni-Marts, Inc.
State College, Pennsylvania


We consent to the incorporation by reference in Registration Statements No. 333-69136, No. 333-07697 and No. 333-24903 of Uni-Marts, Inc. on Form S-8
of our report dated May 22, 2000 of The Orloski Group for the year ended December 31, 1999.




/s/ Parente Randolph, P.C.
---------------------------
Wilkes-Barre, Pennsylvania
June 30, 2000